COLONIAL CALIFORNIA TAX-EXEMPT FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 1/31/98

                                                 6
                            FundYield=  [(a-b +1)   ]
                                       2[ ---     -1]
                                        [ cd    )   ]

                                           CLASS A       CLASS B        CLASS C
a = dividends and interest earned
    during the month...................    $1,052,251     $416,279       $2,284

b = expenses accrued during the month         185,767      137,138          613

c = average dividend shares
    outstanding during the month ........  33,267,851   13,161,074       72,201

d = class maximum offering price per share
    on the last day of the month .........      $8.10       $7.72         $7.72


     YIELD...............................       3.89%       3.32%         3.62%
                                                -----       -----        -----

     YIELD  WITHOUT WAIVER...............        N/A         N/A          3.32%
                                                 ---         ---          -----

     TAX-EQUIVALENT YIELD:...............       7.10%       6.06%         6.61%
                                               -----        -----         -----